BLACKWATER MIDSTREAM CORP.

April 2011



NASDAQ OTC BB Symbol: BWMS

BLACKWATER MIDSTREAM CORP.

- Business Plan for Fiscal Year 2011-2012
  - Westwego, LA –
    - Lease remaining large capacity tanks – 75,000 barrels by July and October, 2011.
    - Identify customer for Phase II 150,000 barrel expansion and Phase III 150,000 expansion on five acres of available land .
      - Target agri-products or commodity chemicals market segments to realize economies of scale and construction cost efficiencies.
      - Begin construction of Phase II by July, 2011 with tanks on line by January, 2012.
      - Begin construction of Phase III by January, 2012 with new tanks on line by July, 2012.
      - Leverage existing relationship with JP Morgan Chase for $5 million project financing.
  - Brunswick, GA –
    - Renew current land lease with the Georgia Port Authority for new 15 year term.
      - Current term expires September, 2012.
    - Finalize contract agreement with caustic solution customer for 5 year term for 50,000 barrels of new tank capacity.
    - Construct new 50,000 barrel tank with $1 million project financing from JPMorgan Chase.
    - New tank to be on line by January, 2011.
  - Maryland -
    - Complete acquisition of Maryland petroleum truck terminal for $1.6 million by August, 2011.
      - Acquisition financing through either senior debt financing from JP Morgan Chase or Private Equity.

BLACKWATER CONSOLIDATED FINANCIAL PROJECTIONS

for BWMS, BWNO, BWGA, BWMD

TERMINAL			FISCAL YEAR ENDED 31/MARCH/2011 ESTIMATED		FISCAL YEAR ENDED 31/MARCH/2012 PROJECTED		FISCAL YEAR ENDED 31/MARCH/2013 PROJECTED
WESTWEGO	Revenue	$	6,557,701	$	6,757,374	$	8,375,074
LOUISIANA	Operating Costs*	$	(2,589,344)	$	(2,483,800)	$	(2,740,600)
	EBITDA	$	3,968,357	$	4,273,574	$	5,634,474
BRUNSWICK	Revenue	$	338,443	$	898,500	$	1,290,000
GEORGIA	Operating Costs*	$	(149,547)	$	(294,600)	$	(383,400)
	EBITDA	$	188,896	$	603,900	$	906,600
MARYLAND	Revenue	$	-	$	637,200	$	1,080,000
POTENTIAL ACQ.	Operating Costs*	$	-	$	(261,200)	$	(436,800)
Aug 2011-Mar 2012	EBITDA	$	-	$	376,000	$	643,200
SUBTOTAL TERMINAL EBITDA		$	4,157,253	$	5,253,474	$	7,184,274
Corporate Overhead *		$	(1,310,756)	$	(1,220,362)	$	(1,220,362)
Debt Service (Principal & Interest)		$	(1,943,004)	$	(2,259,582)	$	(3,352,647)
	NET	$	903,493	$	1,773,530	$	2,611,265

** Estimated and projected financial information presented is shown without "non-cash" items (i.e. impairments & bargain purchases, depreciation, allocations, stock-based compensation and capitalized interest.)*

DEBT SERVICE		FYE 31/MAR/2011		FYE 31/MAR/2012		FYE 31/MAR/2013
JPMorgan Chase (P&I)	$	1,463,317	$	1,377,864	$	1,377,864
Sept 2009 C.D. (Interest)	$	300,104	$	300,104	$	300,104
Jan 2010 C.D. (Interest)	$	175,000	$	175,000	$	175,000
Westwego-Phase II (P&I)	$	-	$	160,001	$	560,004
Westwego-Phase III (P&I)	$	-	$	8,000	$	432,003
Brunswick-Phase I (P&I)	$	-	$	64,501	$	224,004
Maryland Terminal Acq. (P&I)	$	-	$	169,112	$	278,668
Other Interest	$	4,583	$	5,000	$	5,000
TOTAL	$	1,943,004	$	2,259,582	$	3,352,647

MARYLAND TERMINAL ACQUISITION CANDIDATE


Maryland
PENNSYLVANIA
WEST VIRGINIA
VIRGINIA
NEW JERSEY
DELAWARE
MARYLAND



TERMINAL SPECIFICATIONS:

Tanks	14 tanks. Capacity: 177,000 barrels.
Products/Materials	#2 Fuel Oil, Ultra Low Sulfur Diesel and Gasolines
Mode of Receipt	Barge
Mode of Delivery	Truck
Truck Facilities	Three-bay loading rack, automated, bottom loading with vapor combustor. All products available in all lanes.
Dock Data*	Draft 14 ft. MLW-LOA 300 ft., Beam 60 ft.
Other Facilities & Services	Gasoline additive and red dye injection